Exhibit 99.1

Fathom Announces $3.0 Million Registered Direct Offering

Cary, NC, March 11, 2025 – Fathom Holdings Inc. (Nasdaq: FTHM) ("Fathom"; or the "Company"), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today announced that it has entered into a definitive securities purchase agreement for the purchase of an aggregate of 3,505,364 shares of its common stock to certain investors at a purchase price of $0.6847 per share, and an aggregate of 832,639 shares of its common stock to members of its Board of Directors (the “Board”) at a purchase price of $0.7206 per share, which was the consolidated closing bid price per share on March 10, 2025, in a registered direct offering (the “Offering”). The closing of the Offering is expected to occur on or about March 14, 2025, subject to the satisfaction of customary closing conditions.

As a part of the Offering and in connection with the closing of the Offering, the Company has agreed to appoint Adam Rothstein to the Board, subject to approval by the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board.

The financing is being led by new investors, including, Adam Rothstein and ReMY Capital Partners III LP, with participation from current members of the Board, Scott Flanders and Steve Murray.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $3.0 million, before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes and funding strategic acquisitions of businesses that are complementary to its own.

The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-276318) filed with the Securities and Exchange Commission (“SEC”) on December 29, 2023 and declared effective on January 11, 2024. The Offering is being made only by means of a prospectus forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and be available at the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting the Company at 2000 Regency Parkway Drive, Suite 300 Cary, North Carolina 27518 or by telephone at (888) 455-6040.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including risks associated with general economic conditions, including rising interest rates; risks associated with the Company’s Bitcoin strategy, including to volatility; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC, including the Company’s Current Report on Form 8-K filed on or around January 23, 2025. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release except as required by law.

Investor Contact:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

FTHM@redchip.com